Power of Attorney

	I, John D. Firestone, a Director of Allied Capital
Corporation (the "Company"),
hereby authorize and designate each of Kelly A. Anderson, Suzanne V. Sparrow and Penni F. Roll as my agent and attorney-in-fact, with full power of substitution, to:

	(1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the Securities Exchange Act of 1934, and file the same with the Securities and Exchange Commission and each stock exchange on which the Company's securities are listed; and

	(2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.


Dated: __10/22/04________		Signed: ___John D. Firestone_____